SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

The Procter & Gamble Company

(Name of Registrant as Specified in Its Charter)

Trian Fund Management, L.P.
Trian Fund Management GP, LLC
Trian Partners, L.P.
Trian Partners Co-Investment Opportunities Fund, Ltd.
Trian Partners Master Fund, L.P.
Trian Partners Parallel Fund I, L.P.
Trian Partners Master Fund (ERISA), L.P.
Trian Partners Strategic Investment Fund-A, L.P.
Trian Partners Strategic Co-Investment Fund-A, L.P.
Trian Partners Strategic Investment Fund-D, L.P.
Trian SPV (Sub) XII L.P.
Trian Partners Fund (Sub)-G, L.P.
Trian Partners Strategic Fund-G II, L.P.
Trian Partners Strategic Fund-G III, L.P.
Trian Partners Strategic Investment Fund-N, L.P.
Trian Partners Strategic Fund-K, L.P.
Trian Partners Strategic Fund-C, Ltd.
Nelson Peltz
Peter W. May
Edward P. Garden
Clayton C. Daley, Jr.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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From time to time, Trian Fund Management, L.P. may distribute the following advertisement in various publications or media outlets:

THE NATION’S PROXY ADVISORY FIRMS
ALL RECOMMEND P&G SHAREHOLDERS
VOTE “FOR” NELSON PELTZ

ACT NOW

Vote “FOR” Nelson Peltz on the WHITE Proxy Card

ISS SAYS:

“[Trian] presents a compelling case that a limited degree of boardroom change would be beneficial. The addition of one well-qualified nominee, who holds a large economic stake, appears likely to have benefits that outweigh the potential risks. Support for dissident nominee Peltz is recommended.”

“Given his extensive CPG experience, and his firm’s analytical capability and significant portfolio exposure to P&G, Peltz appears far more like a vested shareholder who could help the board look around the next corner and avoid future missteps than simply a “what’s the harm” addition.”

GLASS LEWIS SAYS:

“[I]nvestors have an opportunity to encourage fresh discussion through the election of a qualified, well-established shareholder candidate backed by what we believe to be cogent, well-framed arguments and a set of strategic initiatives that should, at the very least, set the table for a more candid evaluation of P&G’s risks and opportunities.”

“[W]hile P&G is quick to point to the Company’s existing restructuring effort, we consider there are relatively few decisively favorable metrics on which the board can hang its hat with confidence. In contrast, we find Trian more readily identifies a number of problematic trends – from TSR to operational growth metrics to market share – that suggest P&G’s existing trajectory is less than attractive.”

EGAN-JONES SAYS:

“The success of Mr. Peltz in Mondelez, Heinz, and Wendys, in our view, is a well-founded attestation of Trian’s ability to reposition P&G as the top global provider of consumer products.”

“We believe that the election of Mr. Peltz will encourage the very talented and competitive incumbent Board to step up its game and improve both the structure and performance of the firm in the long run.”

If you have questions about how to vote your shares, please contact: INNISFREE M&A INCORPORATED
Call Toll-Free (877) 750-8338 (from the U.S. and Canada) Or (412) 232-3651 (from other locations)

©2017 Trian Fund Management, L.P. All rights reserved.

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